 EXHIBIT 12.1 -- STATEMENT REGARDING COMPUTATION OF RATIOS OF EARNINGS TO FIXED
                                    CHARGES

                                                                 YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------   QUARTER ENDED
                                                    1994       1995       1996       1997       1998     MARCH 31, 1999
                                                  ---------  ---------  ---------  ---------  ---------  ---------------
                                                                          (DOLLARS IN MILLIONS)
Earnings from continuing operations before
 income taxes...................................  $   339.4  $   297.0  $   337.2  $   386.4  $   392.0     $   116.6
Interest on borrowings..........................         --         --       36.6       36.6       26.9           6.1
Interest portion of rentals.....................        6.0        6.1        5.4       11.1       14.5           3.4
                                                  ---------  ---------  ---------  ---------  ---------        ------
  Earnings......................................  $   345.4  $   303.1  $   379.2  $   434.1  $   433.4     $   126.1
                                                  ---------  ---------  ---------  ---------  ---------        ------
                                                  ---------  ---------  ---------  ---------  ---------        ------

Interest on borrowings..........................  $      --  $      --  $    36.6  $    36.6  $    26.9     $     6.1
Interest portion of rentals.....................        6.0        6.1        5.4       11.1       14.5           3.4
                                                  ---------  ---------  ---------  ---------  ---------        ------
  Fixed Charges.................................  $     6.0  $     6.1  $    42.0  $    47.7  $    41.4     $     9.5
                                                  ---------  ---------  ---------  ---------  ---------        ------
                                                  ---------  ---------  ---------  ---------  ---------        ------

Ratio of earnings to fixed charges..............       57.6       49.7        9.0        9.1       10.5          13.3
                                                  ---------  ---------  ---------  ---------  ---------        ------
                                                  ---------  ---------  ---------  ---------  ---------        ------